Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-195842) on Form S-8 and (Nos. 333-216569, 333-215313, 333-213775 and 333-212550) on Forms S-3 of Helios and Matheson Analytics, Inc. of our report dated April 13, 2017, relating to the financial statements of Helios and Matheson Analytics, Inc., appearing in the Annual Report on Form 10-K of Helios and Matheson Analytics, Inc. for the year ended December 31, 2016.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 13, 2017